Exhibit 10.1
ADVISORY SERVICES AGREEMENT
     THIS ADVISORY SERVICES AGREEMENT (this “AGREEMENT”) is made as of December 29, 2006, by and between Sigma Capital Advisors, LLC, a Delaware limited liability company (the “SERVICE PROVIDER”), and Berliner Communications, Inc., a Delaware corporation (“BERLINER”).
WITNESSETH:
     WHEREAS, on December 29, 2006, Berliner entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with those investors set forth on Schedule A thereto (the “Buyers”);
     WHEREAS, Service Provider, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions, governance and other matters relating to the business of Berliner;
     WHEREAS, Berliner desires to avail itself of the expertise of Service Provider in the aforesaid areas.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:
     1. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Note Purchase Agreement.
     2. APPOINTMENT. Berliner hereby engages the Service Provider, and the Service Provider hereby agrees under the terms and conditions set forth herein, to provide certain services to Berliner and its subsidiaries as described in Section 4 hereof.
     3. TERM. The term of the Agreement (the “TERM”) shall commence on the date hereof and shall continue until such time as the Buyers or any of their affiliates no longer hold any securities of Berliner or its affiliates or any successor thereto. The provisions of Section 8 and 10 shall survive termination of this Agreement.
     4. DUTIES OF THE SERVICE PROVIDER. The Service Provider shall provide Berliner and its subsidiaries with business, finance and organizational strategy, advisory, consulting and other services (collectively, the “SERVICES”) related to the business of Berliner and its subsidiaries. The Services will be provided at such times and places as may reasonably be determined by the Service Provider.

     5. POWER OF THE SERVICE PROVIDER. So that they may properly perform their duties hereunder, the Service Provider shall, subject to Section 9 hereof, have the authority and power to do all things necessary and proper to carry out the duties set forth in Section 4 hereof.
     6. COMPENSATION; EXPENSES. In consideration of the performance of the Services, Berliner shall pay to Service Provider an amount equal to $100,000 and shall deliver to Service Provider the executed Additional Warrant. In addition, Berliner shall pay directly, or reimburse Service Provider for, its out-of-pocket expenses incurred in connection with the performance of the Services.
     7. [Reserved]
     8. INDEMNIFICATION. In the event that Service Provider or any of its affiliates, principals, partners, directors, stockholders, employees, agents and representatives (collectively, the “INDEMNIFIED PARTIES”) becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with the Services, Berliner will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of or in connection with this Agreement or the Services, activities and decisions hereunder, and will periodically reimburse Service Provider for its expenses as described above, except that Berliner will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Indemnified Party directly result from the gross negligence or willful misconduct of such Indemnified Party as admitted in any settlement by such Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, Berliner will promptly remit or pay to Service Provider any amounts which Service Provider certifies to Berliner in writing are payable to Service Provider or other Indemnified Parties hereunder. The reimbursement and indemnity obligations of Berliner under this Section 8 shall be in addition to any liability which Berliner may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of Service Provider and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Berliner, Service Provider, and any such Indemnified Party.
     9. INDEPENDENT CONTRACTOR. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. Service Provider shall be an independent contractor pursuant to this Agreement. No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party hereto or to bind any other party hereto to any contract, agreement or undertaking with any third party.
     10. LIABILITY. The Service Provider is not and never shall be liable to any creditor of Berliner or its subsidiaries or affiliates with respect to the subject matter of this Agreement, and Berliner agrees to indemnify and hold each Indemnified Party harmless from and against any and all such claims of alleged creditors of Berliner and its subsidiaries or affiliates and against all costs, charges and expenses (including attorneys fees and expenses) incurred or sustained by any Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of Berliner. Notwithstanding anything contained in this Agreement to the contrary, Berliner agrees and acknowledges that Service Provider and its partners, principals, shareholders, directors, officers, employees and affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and they shall not be under any obligation whatsoever to make such acquisitions, business transactions or other opportunities through Berliner or any of its subsidiaries or offer such acquisitions, business transactions or other opportunities to Berliner or any of its subsidiaries and shall be free to perform services similar to the Services for the account of others, including companies that may be in competition with the business conducted by Berliner and its subsidiaries.
     11. ASSIGNMENT. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that, notwithstanding the foregoing, Service Provider may assign its rights and obligations under this Agreement to any of its affiliates without the consent of Berliner.
     12. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties hereto.
     13. COUNTERPARTS. This Agreement may be executed and delivered by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.
     14. ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.
     15. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 8 and Section 10 hereof, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     IN WITNESS WHEREOF, the parties hereto have signed this Advisory Services Agreement as of the day and year first above written.

SIGMA CAPITAL ADVISORS, LLC
By:	/s/ Thom Waye
	Name:	Thom Waye
	Title:	Manager

BERLINER COMMUNICATIONS, INC.
By:	/s/ Richard B. Berliner
	Name:	Richard B. Berliner
	Title:	Chief Executive Officer